Exhibit 99.1

ORIC® Pharmaceuticals Reports Third Quarter 2024 Financial Results and Operational Updates

Presented preclinical data further supporting the potential best-in-class profile of

ORIC-114 to treat EGFR exon 20 insertions and other atypical mutations at the

EORTC-NCI-AACR Conference

Announced clinical collaborations with multiple strategic partners to support ongoing trial evaluating ORIC-944 in combination with AR inhibitors for the treatment of prostate cancer

Cash and investments of $282.4 million expected to fund operating plan into late 2026

SOUTH SAN FRANCISCO and SAN DIEGO, CA – November 12, 2024 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended September 30, 2024.

“We are encouraged by the growing evidence supporting the potential best-in-class profiles of ORIC-114 and ORIC-944, and we continue to steadily advance both programs towards the initiation of registrational studies next year,” said Jacob M. Chacko, M.D., president and chief executive officer. “Preclinical data presented at the ENA conference highlighted ORIC-114's potential for superior potency and selectivity in targeting EGFR exon 20 insertions and other atypical mutations, building on previously reported clinical data in NSCLC patients. For ORIC-944, the clinical trial collaboration and supply agreements we secured with Bayer and Johnson and Johnson have helped us further advance our combination studies in prostate cancer. We remain laser-focused on execution across our clinical and preclinical pipeline and look forward to reporting updated data in 2025."

Third Quarter 2024 and Other Recent Highlights:

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

•
Presented preclinical data demonstrating potential best-in-class properties, including potency and selectivity, of ORIC-114 to treat NSCLC harboring EGFR exon 20 insertions and other atypical mutations at the EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics.
•
Expect to report updated Phase 1b data in the first half of 2025.

ORIC-944: a potent and selective allosteric inhibitor of PRC2

•
Initiated dosing of ORIC-944 in combination with NUBEQA® (darolutamide) and in combination with ERLEADA® (apalutamide) in the ongoing Phase 1b trial for prostate cancer in first half of 2024.
•
Entered into clinical trial collaboration and supply agreements with Bayer and Johnson & Johnson to support the ongoing Phase 1b trial of ORIC-944 in combinations with AR inhibitors for the treatment of prostate cancer.

Corporate Highlights:

•
Expanded the leadership team with the appointment of industry veteran Keith Lui as Senior Vice President of Commercial and Medical Affairs.

Third Quarter 2024 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $282.4 million as of September 30, 2024, which the company expects will be sufficient to fund its operating plan into late 2026.

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R&D Expenses: Research and development (R&D) expenses were $31.2 million for the three months ended September 30, 2024, compared to $22.4 million for the three months ended September 30, 2023, an increase of $8.8 million. For the nine months ended September 30, 2024, R&D expenses were $82.1 million, compared to $60.7 million for the nine months ended September 30, 2023, an increase of $21.4 million. The increases were due to a net increase in external expenses related to the advancement of product candidates and discovery programs, as well as higher personnel costs, including additional non-cash-stock-based compensation.

•
G&A Expenses: General and administrative (G&A) expenses were $7.1 million for the three months ended September 30, 2024, compared to $6.3 million for the three months ended September 30, 2023, an increase of $0.8 million. For the nine months ended September 30, 2024, G&A expenses were $21.2 million, compared to $18.7 million for the nine months ended September 30, 2023, an increase of $2.6 million. The increases were primarily due to higher personnel costs, including additional non-cash stock-based compensation.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-114, a brain penetrant inhibitor that selectively targets EGFR exon 20, HER2 exon 20 and EGFR atypical mutations, being developed across multiple genetically defined cancers, (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (3) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma. Beyond these three product candidates, ORIC® is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in

this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the continued clinical development of ORIC-114 and ORIC-944; statements regarding the potential best-in-class properties of ORIC-114; ORIC-114 clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; the development plans and timelines for ORIC-114, ORIC-944 and ORIC’s other product candidates; the potential advantages of ORIC-114, ORIC-944 and ORIC’s other product candidates and programs; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates and the initiation of registrational studies; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC’s product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2024, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$272,369	$208,187
Prepaid expenses and other current assets	7,059	4,410
Total current assets	279,428	212,597

Long-term investments	9,998	26,852
Property and equipment, net	3,091	2,862
Other assets	9,553	9,696
Total assets	$302,070	$252,007

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,249	$944
Accrued liabilities	16,999	19,514
Total current liabilities	21,248	20,458

Other long-term liabilities	6,828	7,461
Total liabilities	28,076	27,919

Total stockholders' equity	273,994	224,088
Total liabilities and stockholders' equity	$302,070	$252,007

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$31,202	$22,388	$82,102	$60,691
General and administrative	7,116	6,294	21,223	18,661
Total operating expenses	38,318	28,682	103,325	79,352
Loss from operations	(38,318)	(28,682)	(103,325)	(79,352)

Other income, net	3,752	3,204	11,785	6,985
Net loss	$(34,566)	$(25,478)	$(91,540)	$(72,367)
Other comprehensive income:
Unrealized gain on investments	978	198	464	922
Comprehensive loss	$(33,588)	$(25,280)	$(91,076)	$(71,445)
Net loss per share, basic and diluted	$(0.49)	$(0.44)	$(1.32)	$(1.46)
Weighted-average shares outstanding, basic and diluted	70,542,684	57,402,226	69,417,672	49,424,418